                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2020 RESULTS

•Third Quarter Revenues Increased 14 Percent From The Second Quarter To $509 Million As COVID-19 Business Impacts Began To Ease; Revenues Increased 20 Percent From Prior Year Third Quarter Due Mainly To ESOL Acquisition

•Third Quarter GAAP Operating Income Of $5 Million And GAAP Diluted Loss Per Share Of $0.10 Including Planned ESOL Integration Expenditures

•Q3 Adjusted Earnings Per Share of $0.08

•Adjusted Q3 EBITDA Of $59 Million

•Net Cash Provided By Operating Activities Of $21 Million And Free Cash Flow Increased To $18 Million In Q3 As A Result Of Capital Spending Discipline And Working Capital Initiatives

•Q4 Adjusted EBITDA Anticipated To Be Between $58 Million To $63 Million; Q4 Free Cash Flow Expected To Be Between $20 Million And $25 Million

CAMP HILL, PA (November 3, 2020) - Harsco Corporation (NYSE: HSC) today reported third quarter 2020 results. On a U.S. GAAP ("GAAP") basis, third quarter of 2020 diluted loss per share from continuing operations was $0.10 including acquisition integration costs. Adjusted diluted earnings per share from continuing operations in the third quarter of 2020 was $0.08. These figures compare with third quarter of 2019 GAAP diluted earnings per share from continuing operations of $0.22 and adjusted diluted earnings per share from continuing operations of $0.36.

GAAP operating income from continuing operations for the third quarter of 2020 was $5 million, while adjusted EBITDA excluding unusual items totaled $59 million in the quarter.

“Underlying market fundamentals within Harsco Environmental and Clean Earth steadily improved during the quarter and our businesses continued to execute well,” said Chairman and CEO Nick Grasberger. “In recent months, we also have made strong progress on our key initiatives, including our focus on preserving financial flexibility and integrating ESOL. With respect to ESOL, during the third quarter we began executing on major improvement initiatives to strengthen operational and commercial performance, after spending our initial 100-days focused on foundation-building integration. We're confident these actions will enable us to achieve our long-term financial goals at ESOL.”

“Looking forward, while we expect business conditions to continue improving in the fourth quarter, our visibility remains limited and the economic environment remains fluid. In this context, we continue to focus on factors within our control, including the safety and well-being of our employees and operational excellence in all functions of our business, as well as ongoing cost and capital-spending management to preserve our financial flexibility. We believe these actions will position us to continue our progress towards becoming a single-thesis environmental solutions company and to capitalize on growth opportunities as the global economy recovers.”

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2020	Q3 2019	Q2 2020
Revenues	$509	$423	$447
Operating income from continuing operations - GAAP	$5	$47	$2
Diluted EPS from continuing operations - GAAP	$(0.10)	$0.22	$(0.14)
Adjusted EBITDA - excluding unusual items	$59	$87	$59
Adjusted EBITDA margin - excluding unusual items	11.6%	20.5%	13.2%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.08	$0.36	$0.13
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Third Quarter Operating Results

Consolidated total revenues from continuing operations were $509 million, an increase of 20 percent compared with the prior-year quarter due to the acquisition of ESOL in April, 2020 and higher revenues in the Rail segment. Foreign currency translation impacts on third quarter 2020 revenues were nominal compared with the prior-year period.

GAAP operating income from continuing operations was $5 million for the third quarter of 2020, compared with $47 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $59 million in the third quarter of 2020 versus $87 million in the third quarter of 2019. This EBITDA change is attributable to COVID-19 impacts in each business segment, partially offset by ESOL contributions following its acquisition earlier in 2020.

Third Quarter Business Review

Environmental

($ in millions)	Q3 2020	Q3 2019	Q2 2020
Revenues	$223	$261	$204
Operating income - GAAP	$12	$33	$14
Adjusted EBITDA - excluding unusual items	$40	$60	$40
Adjusted EBITDA margin - excluding unusual items	17.9%	22.9%	19.7%

Environmental revenues totaled $223 million in the third quarter of 2020, compared with $261 million in the prior-year quarter. The segment's GAAP operating income and adjusted EBITDA totaled $12 million and $40 million, respectively, in the third quarter of 2020. These figures compare with GAAP operating income of $33 million and adjusted EBITDA of $60 million in the prior-year period. The change in the segment's adjusted EBITDA relative to the prior-year quarter is principally attributable to lower demand for environmental services and applied products as a result of COVID-19. Environmental's adjusted EBITDA margin was 17.9 percent in the third quarter of 2020.

Clean Earth

($ in millions)	Q3 2020	Q3 2019	Q2 2020
Revenues	$194	$88	$162
Operating income - GAAP	$9	$11	$—
Adjusted EBITDA - excluding unusual items	20	19	$11
Adjusted EBITDA margin - excluding unusual items	10.4%	21.4%	7.0%
Note: The 2019 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation and does not include ESOL.

Clean Earth revenues totaled $194 million in the third quarter of 2020, compared with $88 million in the prior-year quarter. Segment operating income was $9 million and adjusted EBITDA totaled $20 million in the third quarter of 2020. These figures compare with $11 million and $19 million, respectively, in the prior-year period. The increase in revenues and adjusted EBITDA is attributable to the ESOL acquisition in the second quarter of 2020 and higher contributions from dredged material processing, partially offset by lower demand for hazardous and contaminated materials services as a result of the COVID-19 pandemic.

Rail

($ in millions)	Q3 2020	Q3 2019	2Q 2020
Revenues	$93	$75	$82
Operating income - GAAP	$4	$12	$9
Adjusted EBITDA - excluding unusual items	$5	$14	$10
Adjusted EBITDA margin - excluding unusual items	5.8%	19.1%	12.2%

Rail revenues increased 24 percent compared with the prior-year quarter to $93 million. This change reflects higher equipment sales including revenues from long-duration supply contracts. The segment's operating income and adjusted EBITDA totaled $4 million and $5 million, respectively, in the third quarter of 2020. These figures compare with operating income of $12 million and adjusted EBITDA of $14 million in the prior-year quarter. The EBITDA change year-on-year is attributable to a less favorable product mix and lower aftermarket parts and technology product volumes.

Cash Flow

Net cash provided by operating activities totaled $21 million in the third quarter of 2020, compared with net cash provided by operating activities of $45 million in the prior-year period. Free cash flow was $18 million (before transaction expenses) in the third quarter of 2020, compared with $5 million in the prior-year period. The improvement in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities, including cash generated from working capital, and lower capital expenditures.

Fourth Quarter Outlook

Underlying business conditions improved during the third quarter. However, the improvement realized was uneven and the pace of recovery varied within relevant end-markets. Fundamental improvement was most apparent within Harsco Environmental and Clean Earth and we expect these positive trends to continue in the fourth quarter. Meanwhile, Rail has yet to see a positive inflection as customers, particularly in North America, continue to defer capital spending as a result of pandemic-related pressures within the freight and passenger rail market. In total, the Company anticipates that its adjusted EBITDA in the fourth quarter will modestly improve, at the mid-point of guidance, versus the just-completed quarter. Specifically, Harsco expects its Q4 EBITDA to be within a range of $58 million to $63 million. This outlook also assumes that Corporate spending will be modestly higher in the fourth quarter compared with Q3 due to the timing of certain expenses.

Additionally, measures implemented earlier in 2020 to control costs remain in place and the Company is mindful that further cost actions may be necessary if the pace of economic recovery slows. The Company is also maintaining its capital spending and working capital discipline to support positive free cash flow. These ongoing actions are expected to enable Harsco to generate free cash flow of $20 million to $25 million in the final quarter of the year.

Lastly, this outlook is subject to certain risks related to COVID-19 and other factors and it assumes that any such factors will not alter the ongoing recovery in the fourth quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (844) 467-8153 or (270) 855-8732. Enter Conference ID number 7674605. Listeners are advised to dial in at least five minutes prior to the call.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, together with those described in Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share amounts)	2020	2019	2020		2019
Revenues from continuing operations:
Service revenues	$384,279	$316,667	$1,021,196		$784,190
Product revenues	125,119	106,488	334,324		319,765
Total revenues	509,398	423,155	1,355,520		1,103,955
Costs and expenses from continuing operations:
Cost of services sold	313,136	239,519	835,277		608,230
Cost of products sold	99,043	71,970	257,512		220,634
Selling, general and administrative expenses	87,954	63,197	241,224		187,104
Research and development expenses	568	1,341	2,620		3,210
Other expenses, net	3,633	383	9,074		409
Total costs and expenses	504,334	376,410	1,345,707		1,019,587
Operating income from continuing operations	5,064	46,745	9,813		84,368
Interest income	604	445	1,613		1,569
Interest expense	(15,794)	(12,819)	(43,396)		(24,429)
Unused debt commitment and amendment fees	—	(158)	(1,920)		(7,593)
Defined benefit pension income (expense)	1,859	(1,356)	5,171		(4,166)
Income (loss) from continuing operations before income taxes and equity income	(8,267)	32,857	(28,719)		49,749
Income tax benefit (expense)	1,654	(12,601)	4,640		(17,814)
Equity income of unconsolidated entities, net	9	81	176		151
Income (loss) from continuing operations	(6,604)	20,337	(23,903)		32,086
Discontinued operations:
Gain on sale of discontinued business	—	527,980	18,371		527,980
Income (loss) from discontinued businesses	(1,531)	272	(1,232)		23,958
Income tax expense related to discontinued businesses	(204)	(110,732)	(9,803)		(112,701)
Income (loss) from discontinued operations	(1,735)	417,520	7,336		439,237
Net income (loss)	(8,339)	437,857	(16,567)		471,323
Less: Net income attributable to noncontrolling interests	(1,239)	(2,506)	(3,472)		(6,633)
Net income (loss) attributable to Harsco Corporation	$(9,578)	$435,351	$(20,039)		$464,690
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(7,843)	$17,831	$(27,375)		$25,453
Income (loss) from discontinued operations, net of tax	(1,735)	417,520	7,336		439,237
Net income (loss) attributable to Harsco Corporation common stockholders	$(9,578)	$435,351	$(20,039)		$464,690
Weighted-average shares of common stock outstanding	79,000	79,666	78,916		79,966
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.10)	$0.22	$(0.35)		$0.32
Discontinued operations	(0.02)	5.24	0.09		5.49
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.12)	$5.46	$(0.25)	(a)	$5.81
Diluted weighted-average shares of common stock outstanding	79,000	81,110	78,916		81,749
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.10)	$0.22	$(0.35)		$0.31
Discontinued operations	(0.02)	5.15	0.09		5.37
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.12)	$5.37	$(0.25)	(a)	$5.68
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2020	December 31 2019
ASSETS
Current assets:
Cash and cash equivalents	$83,859	$57,259
Restricted cash	2,283	2,473
Trade accounts receivable, net	400,994	309,990
Other receivables	38,325	21,265
Inventories	170,037	156,991
Current portion of contract assets	53,256	31,166
Current portion of assets held-for-sale	—	22,093
Other current assets	66,219	51,575
Total current assets	814,973	652,812
Property, plant and equipment, net	640,887	561,786
Right-of-use assets, net	96,800	52,065
Goodwill	881,911	738,369
Intangible assets, net	443,682	299,082
Deferred income tax assets	11,871	14,288
Assets held-for-sale	—	32,029
Other assets	55,365	17,036
Total assets	$2,945,489	$2,367,467
LIABILITIES
Current liabilities:
Short-term borrowings	$10,246	$3,647
Current maturities of long-term debt	2,753	2,666
Accounts payable	230,948	176,755
Accrued compensation	41,320	37,992
Income taxes payable	3,872	18,692
Insurance liabilities	11,589	10,140
Current portion of advances on contracts	42,763	53,906
Current portion of operating lease liabilities	26,577	12,544
Current portion of liabilities of assets held-for-sale	—	11,344
Other current liabilities	169,898	137,208
Total current liabilities	539,966	464,894
Long-term debt	1,246,395	775,498
Insurance liabilities	16,267	18,515
Retirement plan liabilities	151,230	189,954
Advances on contracts	43,273	6,408
Operating lease liabilities	67,995	36,974
Liabilities of assets held-for-sale	—	12,152
Environmental liabilities	29,747	5,600
Deferred tax liabilities	43,178	24,242
Other liabilities	41,024	43,571
Total liabilities	2,179,075	1,577,808
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,268	143,400
Additional paid-in capital	206,113	200,595
Accumulated other comprehensive loss	(597,052)	(587,622)
Retained earnings	1,804,061	1,824,100
Treasury stock	(843,098)	(838,893)
Total Harsco Corporation stockholders’ equity	714,292	741,580
Noncontrolling interests	52,122	48,079
Total equity	766,414	789,659
Total liabilities and equity	$2,945,489	$2,367,467

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(8,339)	$437,857	$(16,567)	$471,323
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32,352	29,824	93,864	89,681
Amortization	9,049	6,149	24,721	11,941
Deferred income tax expense	3,001	15,323	2,346	11,500
Equity in income of unconsolidated entities, net	(9)	(81)	(176)	(151)
Dividends from unconsolidated entities	—	125	—	125
Gain on sale from discontinued business	—	(527,980)	(18,371)	(527,980)
Loss on early extinguishment of debt	—	5,314	—	5,314
Other, net	1,908	(374)	(336)	2,187
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	9,774	14,639	26,308	(12,395)
Income tax refunds receivable	(11,168)	—	(11,168)	—
Inventories	4,865	(22,980)	(11,801)	(43,477)
Contract assets	2,159	(5,200)	(26,775)	(5,269)
Right-of-use assets	6,361	3,976	18,195	11,204
Accounts payable	6,631	(5,302)	(1,488)	5,615
Accrued interest payable	(7,044)	7,113	(9,984)	7,398
Accrued compensation	6,562	1,723	1,795	(12,802)
Advances on contracts	(16,691)	(6,686)	19,145	(17,067)
Operating lease liabilities	(6,268)	(4,025)	(17,864)	(10,919)
Retirement plan liabilities, net	(4,876)	(5,654)	(23,902)	(18,800)
Income taxes payable - Gain on sale of discontinued businesses	(13,809)	102,940	(10,342)	102,940
Other assets and liabilities	6,297	(2,044)	4,676	(20,339)
Net cash provided by operating activities	20,755	44,657	42,276	50,029
Cash flows from investing activities:
Purchases of property, plant and equipment	(27,883)	(55,870)	(79,096)	(147,071)
Purchase of businesses, net of cash acquired	9,749	(39,010)	(432,855)	(623,495)
Proceeds from sale of business, net	—	599,685	37,219	599,685
Proceeds from sales of assets	521	5,355	4,473	7,560
Expenditures for intangible assets	(127)	(721)	(169)	(1,246)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(229)	2,144	536	1,453
Payments for interest rate swap terminations	—	—	—	(2,758)
Other investing activities, net	(256)	—	(197)	—
Net cash provided (used) by investing activities	(18,225)	511,583	(470,089)	(165,872)
Cash flows from financing activities:
Short-term borrowings, net	(965)	(1,501)	1,712	(1,417)
Current maturities and long-term debt:
Additions	52,302	41,627	580,903	781,987
Reductions	(49,593)	(601,283)	(111,999)	(604,616)
Dividends paid to noncontrolling interests	—	(5)	—	(3,103)
Sale of noncontrolling interests	—	3,150	—	4,026
Common stock acquired for treasury	—	(25,752)	—	(25,752)
Stock-based compensation - Employee taxes paid	(95)	(35)	(4,188)	(11,202)
Payment of contingent consideration	(2,342)	—	(2,342)	—
Deferred financing costs	—	(1,609)	(1,928)	(11,073)
Other financing activities, net	3	—	(1,368)	—
Net cash provided (used) by financing activities	(690)	(585,408)	460,790	128,850
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	251	(1,992)	(6,567)	(2,234)
Net increase (decrease) in cash and cash equivalents, including restricted cash	2,091	(31,160)	26,410	10,773
Cash and cash equivalents, including restricted cash, at beginning of period	84,051	109,079	59,732	67,146
Cash and cash equivalents, including restricted cash, at end of period	$86,142	$77,919	$86,142	$77,919

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2020 (b)		September 30, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$222,507	$12,317	$260,883	$32,794
Harsco Clean Earth (a)	194,098	8,902	87,639	11,308
Harsco Rail	92,793	4,059	74,633	12,115
Corporate	—	(20,214)	—	(9,472)
Consolidated Totals	$509,398	$5,064	$423,155	$46,745

	Nine Months Ended		Nine Months Ended
	September 30, 2020 (b)		September 30, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$668,057	$36,400	$791,533	$84,868
Harsco Clean Earth (a)	434,489	12,945	87,639	11,308
Harsco Rail	252,974	19,162	224,783	26,947
Corporate	—	(58,694)	—	(38,755)
Consolidated Totals	$1,355,520	$9,813	$1,103,955	$84,368
(a)     The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.
(b)    The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30				September 30
	2020		2019		2020	2019
Diluted earnings (loss) per share from continuing operations as reported	$(0.10)		$0.22		$(0.35)	$0.31
Corporate acquisition and integration costs (a)	0.13		0.03		0.53	0.22
Harsco Environmental Segment severance costs (b)	—		—		0.07	—
Corporate contingent consideration adjustments (c)	0.03		—		0.03	—
Corporate unused debt commitment and amendment fees (d)	—		—		0.02	0.09
Harsco Clean Earth Segment integration costs (e)	—		—		—	—
Harsco Environmental Segment provision for doubtful accounts (f)	—		0.01		—	0.08
Harsco Rail Segment improvement initiative costs (g)	—		0.01		—	0.06
Harsco Environmental Segment contingent consideration adjustments (h)	—		(0.01)		—	(0.05)
Harsco Environmental Segment site exit related (i)	—		—		—	(0.03)
Harsco Clean Earth Segment severance costs (j)	—		0.02		—	0.02
Deferred tax asset valuation allowance adjustment (k)	—		0.03		—	0.03
Corporate acquisition related tax benefit (l)	(0.04)		—		(0.04)	—
Taxes on above unusual items (m)	(0.03)		—		(0.11)	(0.04)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	$—	(o)	$0.31		$0.15	$0.67	(o)
Acquisition amortization expense, net of tax (n)	0.08		0.06		0.22	0.10
Adjusted diluted earnings per share from continuing operations	$0.08		$0.36	(o)	$0.37	$0.78	0
(a)Costs at Corporate associated with supporting and executing the Company's growth strategy (Q3 2020 $10.6 million pre-tax; nine months 2020 $41.6 million pre-tax; Q3 2019 $2.7 million pre-tax; nine months 2019 $17.9 million pre-tax).
(b)Harsco Environmental Segment severance costs (nine months 2020 $5.2 million pre-tax).
(c)Adjustment to contingent consideration related to the acquisition of Clean Earth recorded on Corporate (Q3 and nine months 2020 $2.4 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(d)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to increase the net debt to consolidated adjusted EBITDA ratio covenant (nine months 2020 $1.9 million pre-tax) and costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (nine months 2019 $7.4 million pre-tax).
(e)Costs incurred in the Harsco Clean Earth Segment related to the integration of ESOL (Q3 and nine months 2020 $0.1 million, pre-tax).
(f)Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Q3 2019 $0.8 million and nine months 2019 $6.2 million pre-tax).
(g)Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q3 2019 $0.8 million pre-tax; nine months 2019 $4.6 million pre-tax).
(h)Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q3 2019 $0.9 million pre-tax; nine months $4.4 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(i)Harsco Environmental Segment site exit related (Q3 2019 $0.2 million pre-tax; nine months 2019 $2.4 million pre-tax).
(j)Harsco Clean Earth Segment severance recognized (Q3 and nine month 2019 $1.3 million pre-tax).
(k)Adjustment of certain existing deferred tax asset valuation allowances as a result of a site exit in a certain jurisdiction in 2019 (Q3 and nine months 2019 $2.8 million).
(l)Acquisition related tax benefit recorded on Corporate assumed as part of the Clean Earth Acquisition (Q3 and nine months 2020 $2.8 million).
(m)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(n)Acquisition amortization expense was $8.3 million pre-tax and $22.5 million pre-tax for Q3 and nine months 2020, respectively; and $5.7 million pre-tax and $9.5 million pre-tax for Q3 and nine months 2019, respectively.
(o)Does not total due to rounding.
The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
June 30
2020
Diluted loss per share from continuing operations as reported	$(0.14)
Corporate acquisition and integration costs (a)	0.22
Corporate unused debt commitment and amendment fees (b)	0.02
Taxes on above unusual items (c)	(0.05)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	$0.05
Acquisition amortization expense, net of tax (d)	0.08
Adjusted diluted earnings per share from continuing operations	$0.13

(a)Costs at Corporate associated with supporting and executing the Company's growth strategy (Q2 2020 $17.2 million pre-tax).
(b)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to increase the net debt to consolidated adjusted EBITDA ratio covenant (Q2 2020 $1.4 million pre-tax).
(c)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(d)Acquisition amortization expense was $8.4 million pre-tax for Q2 2020.
The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2020:
Operating income (loss) as reported	$12,317	$8,902	$4,059	$(20,214)	$5,064
Corporate acquisition and integration costs	—	—	—	10,645	10,645
Corporate contingent consideration adjustments	—	—	—	2,437	2,437
Harsco Clean Earth Segment integration costs	—	114	—	—	114
Operating income (loss) excluding unusual items	12,317	9,016	4,059	(7,132)	18,260
Depreciation	25,588	5,010	1,258	497	$32,353
Amortization	1,970	6,218	85	—	8,273
Adjusted EBITDA	$39,875	$20,244	$5,402	$(6,635)	$58,886
Revenues as reported	$222,507	$194,098	$92,793		$509,398
Adjusted EBITDA margin (%)	17.9%	10.4%	5.8%		11.6%

Three Months Ended September 30, 2019:
Operating income (loss) as reported	$32,794	$11,308	$12,115	$(9,472)	$46,745
Corporate acquisition and integration costs	—	—	—	2,743	2,743
Harsco Clean Earth Segment severance costs	—	1,254	—	—	1,254
Harsco Environmental Segment contingent consideration adjustments	(906)	—	—	—	(906)
Harsco Rail Segment improvement initiative costs	—	—	845	—	845
Harsco Environmental Segment provision for doubtful accounts	815	—	—	—	815
Harsco Environmental Segment site exit related	(156)	—	—	—	(156)
Operating income (loss) excluding unusual items	32,547	12,562	12,960	(6,729)	51,340
Depreciation	25,557	2,359	1,192	716	29,824
Amortization	1,751	3,834	84	—	5,669
Adjusted EBITDA	$59,855	$18,755	$14,236	$(6,013)	$86,833
Revenues as reported	$260,883	$87,639	$74,633		$423,155
Adjusted EBITDA margin (%)	22.9%	21.4%	19.1%		20.5%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2020:
Operating income (loss) as reported	$36,400	$12,945	$19,162	$(58,694)	$9,813
Corporate acquisition and integration costs	—	—	—	41,584	41,584
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Corporate contingent consideration adjustments	—	—	—	2,437	2,437
Harsco Clean Earth Segment integration costs	—	114	—	—	114
Operating income (loss) excluding unusual items	41,560	13,059	19,162	(14,673)	59,108
Depreciation	75,626	12,769	3,730	1,531	93,656
Amortization	5,827	16,463	252	—	22,542
Adjusted EBITDA	$123,013	$42,291	$23,144	$(13,142)	$175,306
Revenues as reported	$668,057	$434,489	$252,974		$1,355,520
Adjusted EBITDA margin (%)	18.4%	9.7%	9.1%		12.9%

Nine Months Ended September 30, 2019:
Operating income (loss) as reported	$84,868	$11,308	$26,947	$(38,755)	$84,368
Corporate acquisition and integration costs	—	—	—	17,872	17,872
Harsco Environmental Segment provision for doubtful accounts	6,174	—	—	—	6,174
Harsco Rail Segment improvement initiative costs	—	—	4,645	—	4,645
Harsco Environmental Segment contingent consideration adjustments	(4,416)	—	—	—	(4,416)
Harsco Environmental Segment site exit related	(2,427)	—	—	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,254	—	—	1,254
Operating income (loss) excluding unusual items	84,199	12,562	31,592	(20,883)	107,470
Depreciation	79,074	2,359	3,414	2,094	86,941
Amortization	5,436	3,834	238	—	9,508
Adjusted EBITDA	$168,709	$18,755	$35,244	$(18,789)	$203,919
Revenues as reported	$791,533	$87,639	$224,783		$1,103,955
Adjusted EBITDA margin (%)	21.3%	21.4%	15.7%		18.5%
(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2020:
Operating income (loss) as reported	$13,563	$(202)	$8,631	$(20,124)	$1,868
Corporate acquisition and integration costs	—	—	—	17,176	17,176
Operating income (loss) excluding unusual items	13,563	(202)	8,631	(2,948)	19,044
Depreciation	24,663	5,138	1,257	521	$31,579
Amortization	1,921	6,347	83	—	8,351
Adjusted EBITDA	$40,147	$11,283	$9,971	$(2,427)	$58,974
Revenues as reported	$203,991	$161,579	$81,711		$447,281
Adjusted EBITDA margin (%)	19.7%	7.0%	12.2%		13.2%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED LOSS FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended September 30
(In thousands)	2020
Consolidated loss from continuing operations	$(6,604)

Add back (deduct):
Equity in income of unconsolidated entities, net	(9)
Income tax benefit	(1,654)
Defined benefit pension income	(1,859)
Interest expense	15,794
Interest income	(604)
Depreciation	32,353
Amortization	8,273

Unusual items:
Corporate acquisition and integration costs	10,645
Corporate contingent consideration adjustments	2,437
Clean Earth Segment integration costs	114
Consolidated Adjusted EBITDA	$58,886

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending December 31
	2020
(In millions)	Low	High
Consolidated income from continuing operations	$1	$3

Add back:

Income tax expense	1	4
Net interest	16	16
Defined benefit pension income	(2)	(2)
Depreciation and amortization	42	42

Consolidated Adjusted EBITDA	$58	$63

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$20,755	$44,657	$42,276	$50,029
Less capital expenditures	(27,883)	(55,870)	(79,096)	(147,071)
Less expenditures for intangible assets	(127)	(721)	(169)	(1,246)
Plus capital expenditures for strategic ventures (a)	603	1,461	1,967	4,831
Plus total proceeds from sales of assets (b)	521	5,355	4,473	7,560
Plus transaction-related expenditures (c)	10,732	10,390	26,672	26,380
Plus taxes paid on sale of divested businesses (d)	13,809	—	14,185	—
Free cash flow	$18,410	$5,272	$10,308	$(59,517)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions.
(d)Income taxes paid on gains on the sale of discontinued businesses.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Three Months Ending December 31
	2020
(In millions)	Low	High
Net cash provided by operating activities	$50	$60
Less capital expenditures	(31)	(37)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free cash flow	$20	$25

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.